PRESS RELEASE

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION CONTACT:  Charles G. Urtin, President/CEO
                                  Telephone:  724-863-3100
                                  www.myirwinbank.com
                                  -------------------

                                IBT Bancorp, Inc.
                Announces Operating Results for the Third Quarter

Irwin, Pennsylvania, October 16, 2006; IBT Bancorp, Inc. (AMEX: IRW), the holding company of Irwin Bank & Trust Company, today announced its results of operations for the three and nine months ended September 30, 2006. Net income for the three-month period ended September 30, 2006 was $2,151,000 or $.72 per diluted share compared to $2,038,000 or $.68 per diluted share for the comparable 2005 quarter. For the nine-month period ended September 30, 2006, net income was $6,647,000 or $2.24 per diluted share compared to $6,688,000 or $2.24 per diluted share for the comparable period in 2005.

The increase in net income for the quarter reflects increased non-interest income which offset higher non-interest expenses and an increased provision for loan losses. Non-interest income increased $301,000 or 18% from the comparable 2005 quarter. The increase in non-interest income is due primarily to an increase in net investment security gains of $239,000 and an increase in service fees of $55,000 or 6% compared to the comparable 2005 quarter. Net interest income after the provision for loan loss decreased $45,000 or 1% due to an increase in the provision for loan losses of $50,000. Net interest income before the provision for loan losses actually increased $5,000 or less than .1% over the comparable quarter in 2005. Non-interest expenses increased to $4,275,000 for the quarter ended September 30, 2006 compared to $4,135,000 for the comparable 2005 quarter. Pension and other employee benefits increased $189,000 or 42% compared to the 2005 quarter due to an increase in pension and health care costs.

For the nine months ended September 30, 2006, net interest income decreased $254,000 and the provision for loan losses increased $300,000 causing the net interest income after the provision for loan losses to decrease $554,000 or 3.5%. Non-interest income increased $602,000 or 12% over the comparable quarter in 2005 due primarily to an increase in net security gains of $640,000 and an increase in service fees of $109,000. Other income decreased $201,000 due to sales of real estate sold at a gain in 2005 which did not occur in 2006. Non-interest expenses increased $622,000 due primarily to increases in pension and employee health care costs of $391,000 or 29% compared to the nine-month period ended September 30, 2005.

President and CEO Charles G. Urtin stated, "The increase in net income for the quarter ended September 30, 2006 is due primarily to increase in security gains. Net interest income has remained flat, which, during this period of an inverted yield curve is a positive development. We have also seen increases in non-interest income, excluding securities gains, and increases in employee benefit costs. For the year to date there was no material change from the previous nine-month period. Increases in non-interest income have been offset by comparable increases in non-interest expenses."

Total net loans reached $464,400,000 at September 30, 2006 as compared to $442,225,000 at December 31, 2005. Investments increased to $206,479,000 at September 30, 2006 as compared to $195,993,000 at December 31, 2005. Total deposits were $548,719,000 at September 30, 2006 as compared to $520,486,000 at year-end. Advances from the Federal Home Loan Bank of Pittsburgh increased to $69,909,000 at September 30, 2006 as compared to $68,651,000 at December 31, 2005. Repurchase agreements nearly doubled to $38,929,000.

Irwin Bank and Trust Company is a state chartered commercial bank that conducts its business from its main office located in Irwin, Pennsylvania, six branch offices, two loan centers, a trust department and three supermarket branches located in the Pennsylvania counties of Westmoreland and Allegheny. The Bank's deposits are insured up to the maximum legal amount by the Federal Deposit Insurance Corporation. The Company's common stock is traded on the American Stock Exchange under the symbol "IRW". For more information please visit www.myirwinbank.com

Statements contained in this news release which are not historical facts are forward-looking statements as the term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.


IBT Bancorp, Inc.
Selected Financial Data (Unaudited)

(Dollars in Thousands, except per share data)

                                                  September 30,  December 31,
                                                  -------------  ------------
                                                      2006           2005
                                                    --------       --------
Total Assets                                        $725,011       $685,151
Securities available for sale                       $206,479       $195,993
Federal Home Loan Bank stock, at cost               $  5,231       $  5,470
Total loans, net                                    $464,400       $442,225
Total liabilities                                   $662,493       $624,070
Interest bearing deposits                           $461,594       $436,639
Non-interest bearing deposits                       $ 87,126       $ 83,847
FHLB advances                                       $ 69,909       $ 68,651
Stockholders' equity                                $ 62,519       $ 61,081

                                       Three Months Ended     Nine Months Ended
                                         September 30,          September 30,
                                       ------------------    ------------------
                                         2006       2005       2006       2005
                                       -------    -------    -------    -------
Interest Income                        $10,358    $ 9,016    $29,649     26,569
Interest Expense                         4,853      3,516     13,257      9,923
                                       -------    -------    -------    -------
     Net interest income                 5,505      5,500     16,392     16,646


Provision for loan losses                  350        300      1,200        900
                                       -------    -------    -------    -------
Net interest income after
     provision for loan losses           5,155      5,200     15,192     15,746
Non-interest income                      1,940      1,639      5,643      5,041
Non-interest expense                     4,275      4,135     12,531     11,909
                                       -------    -------    -------    -------


Income before income taxes               2,820      2,704      8,304      8,878
Income tax expense                         669        666      1,657      2,190
                                       -------    -------    -------    -------

Net income                             $ 2,151    $ 2,038    $ 6,647    $ 6,688
                                       =======    =======    =======    =======

Per Share Data:

Basic earnings per share               $  0.73    $  0.69    $  2.25    $  2.26
Diluted earnings per share             $  0.72    $  0.68    $  2.24    $  2.24
Dividends per share                    $  0.50    $  0.46    $  1.50    $  1.38

Selected Ratios (annualized):
Return on Average Assets                  1.20%      1.20%      1.25%      1.31%
Return on Average Equity                 14.44%     13.27%     14.63%     14.58%
Net Interest Spread                       2.71%      2.96%      2.76%      3.04%
Net Interest Margin                       3.24%      3.41%      3.27%      3.47%

                                              September 30,        December 31,
                                              -------------        ------------
Additional Per Share Data:                         2006                  2005
                                               -----------       ---------------
Shares Outstanding                               2,942,420             2,955,455
Book Value per Share                           $     21.25       $         20.67